UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Additional Information Regarding the Annual Meeting of Stockholders to be Held on July 15, 2020

Resource Real Estate, LLC, as the sponsor of Resource Real Estate Opportunity REIT I, Inc. (the “Company”), issued the following press release on July 1, 2020, which relates to the Company’s proxy statement (the “Proxy Statement”) filed on April 29, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Wednesday, July 15, 2020.

This Supplement should be read in conjunction with the Proxy Statement.

Resource Real Estate Opportunity REIT, Inc., Resource Real Estate Opportunity REIT II, Inc., and Resource Apartment REIT III, Inc. Move 2020 Annual Meetings of Stockholders to Virtual-Only Format

Philadelphia, PA (July 1, 2020) – Resource Real Estate, LLC (“Resource”), as the sponsor of Resource Real Estate Opportunity REIT, Inc., Resource Real Estate Opportunity REIT II, Inc., and Resource Apartment REIT III, Inc. (collectively, the “REITs”) announced today that due to the ongoing public health impact of the coronavirus (COVID-19) pandemic and to protect the safety of participants, each Annual Meeting of Stockholders to be held on Wednesday, July 15, 2020 will only be held in a virtual meeting format. Stockholders will not be able to attend the annual meetings in person.

The Annual Meeting of Stockholders of Resource Real Estate Opportunity REIT, Inc. will be held at 9:30 a.m. (Eastern Time) in a virtual meeting format. To be admitted to the Resource Real Estate Opportunity REIT, Inc. annual meeting at www.virtualshareholdermeeting.com/RREO2020, stockholders must enter the control number found on their proxy card, voting instruction form or notice previously received.

The Annual Meeting of Stockholders of Resource Real Estate Opportunity REIT II, Inc. will be held at 11:00 a.m. (Eastern Time) in a virtual meeting format . To be admitted to the Resource Real Estate Opportunity REIT II, Inc. annual meeting at www.virtualshareholdermeeting.com/RREOII2020, stockholders must enter the control number found on their proxy card, voting instruction form or notice previously received.

The Annual Meeting of Stockholders of Resource Apartment REIT III, Inc. will be held at 12:30 p.m. (Eastern Time) in a virtual meeting format. To be admitted to the Resource Apartment REIT III, Inc. annual meeting at www.virtualshareholdermeeting.com/RAPAIII2020, stockholders must enter the control number found on their proxy card, voting instruction form or notice previously received.

Stockholders are encouraged to access the annual meetings prior to the start time to leave ample time for check in. As described in the proxy materials for the annual meetings previously distributed, stockholders are entitled to participate in the annual meeting if they were a stockholder of such company as of the close of business on April 16, 2020, the record date, or hold a legal proxy for the meeting provided by its bank, broker or nominee. Regardless of whether a stockholder plans to attend the annual meeting, Resource recommends that they vote and submit their proxy in advance of the annual meeting by one of the methods described in the proxy materials for the annual meeting. The proxy card or voting instruction form included with the proxy materials that were previously distributed to stockholders will not be updated to reflect the change in location and may continue to be used to vote a stockholder’s shares in connection with the annual meeting.

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About Resource

Resource Real Estate, LLC, the REITs’ sponsor, is an asset management company that specializes in real estate investments. The REITs collectively own approximately $2.8 billion of multifamily properties across 16 states as of 12/31/2019.  Resource’s investments emphasize consistent value and long-term returns with an income orientation. Resource is a wholly-owned subsidiary of C-III Capital Partners LLC, a fully integrated asset management and commercial real estate services company.

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